Exhibit 1.1

TRUETT-HURST, INC.

[2,902,557] Shares of Class A Common Stock
$0.001 par value per share

PLACEMENT AGENCY AGREEMENT

April [•], 2013

W.R. Hambrecht + Co., LLC
as Representative of the several
Placement Agents named in Schedule 4 hereto
c/o W.R. Hambrecht + Co., LLC
Pier 1, Bay 3
San Francisco, California 94111

Ladies and Gentlemen:

Truett-Hurst, Inc., a Delaware corporation (the “Company”), proposes to issue and sell up to an aggregate of [2,250,000] shares (the “Company Shares”) of Class A common stock, par value $0.001 per share (the “Common Stock”), to investors (collectively, the “Investors”) in a public offering.  The stockholders of the Company named in Schedule 2 attached hereto (the “Selling Stockholders”) propose, severally and not jointly and subject to the terms and conditions stated herein, to sell to the Investors an aggregate of [652,557] shares (the “Selling Stockholder Shares” and, together with the Company Shares, (the “Shares”) of Common Stock.  The obligations of the Company and the Selling Stockholders contained herein are several and not joint.  The Company desires to engage you as its placement agents (the “Placement Agents”) in connection with such issuance and sale.  The Shares are more fully described in the Registration Statement (as hereinafter defined).

The Company hereby confirms as follows its agreements with the Placement Agents.

1.             Agreement to Act as Placement Agents.  On the basis of the representations, warranties and agreements of the Company and the Selling Stockholders herein contained and subject to all the terms and conditions of this Agreement, the Placement Agents agree to act as the Company’s exclusive placement agents, on a best efforts basis only, in connection with the issuance and sale by the Company and the Selling Stockholders of the Shares to the Investors.  The  Company and the Selling Stockholders shall pay to the Placement Agents a fee equal to [7.0]% (the “Placement Fee”) of the gross offering proceeds received by the Company and the Selling Stockholders from the sale of the Shares as set forth on the cover page of the Final Prospectus (as hereinafter defined).

2.             Delivery and Payment.  At __:00 a.m., New York City time, on _____________, 2013, or at such other time on such other date as may be agreed upon by the Company and the Placement Agents (such date is hereinafter referred to as the “Closing Date”), W.R. Hambrecht + Co., LLC (the “Representative”) will release the funds deposited with it by the Investors for collection by the Company and the Placement Agents, and the Company shall deliver the Shares to the Representative, for delivery to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”).  The closing (the “Closing”) shall take place at the office of the Representative.  All actions taken at the Closing shall be deemed to have occurred simultaneously.

3.             Representations and Warranties of the Company and the Selling Stockholders.

(i)           The Company represents and warrants and covenants to the Placement Agents that:

(a)           The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-187164) (collectively, with the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus, Prospectus and all exhibits to such registration statement, the “Initial Registration Statement”), which has become effective, relating to the Shares, under the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated thereunder.  As used in this Agreement:

(1)           “Applicable Time” means _____ _.m. (New York City time) on the date of this Agreement;

(2)           “Effective Date” means any date as of which the Initial Registration Statement or the Rule 462(b) Registration Statement, became, or is deemed to have become, effective under the Act in accordance with the Rules and Regulations;

(3)           “Final Prospectus” means the final prospectus relating to the public offering of the Shares as filed with the Commission pursuant to Rule 424(b) under the Act;

(4)           “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Shares listed on Schedule 1 hereto;+

(5)           “Preliminary Prospectus” means any preliminary prospectus relating to the Shares included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) under the Act; and

(6)           “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and the pricing information included in Schedule 5 hereto.

(b)           The Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Act (the “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Act no later than __:00 _.m., New York City time, on the date of determination of the public offering price for the Shares; no stop order of the Commission preventing or suspending the use of any Final Prospectus, or the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, or the Rule 462(b) Registration Statement, if any, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s, knowledge, are contemplated by the Commission (the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of Final Prospectus filed with the Commission pursuant to Rule 424(b) under the Act and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”).  The Company has publicly filed on EDGAR at least 21 calendar days prior to any “road show” (as defined in Rule 433 under the Act) any confidentially submitted registration statements relating to the offering of the Shares.

(c)           From the time of initial confidential submission of the Registration Statement with the Commission through the Applicable Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(d)           The Company (i) has not engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representative with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than its officers and the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule 6 hereto and has provided to the Representative a full and complete list recipients of all such Written Testing-the-Waters Communications distributed by the Company. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Disclosure Package, complied in all material respects with the Act, and when taken together as a whole with the Disclosure Package and the information on Schedule 5, as of the Applicable Time did not, and as of the Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(e)           The Registration Statement, at the Effective Date, as of the date hereof, and as of the Closing Date, conformed and will conform in all material respects to the requirements of the Act and the Rules and Regulations. The Preliminary Prospectus conformed, and the Final Prospectus will conform in all material respects, when filed with the Commission pursuant to Rule 424(b) under the Act and on the Closing Date, to the requirements of the Act and the Rules and Regulations.

(f)            The Registration Statement did not as of the Effective Date, and as of the date hereof does not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)           The Final Prospectus will not, as of its date and on the Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to those statements contained in the Final Prospectus described in Section 8(iii) as being provided by the Placement Agents.

(h)           The Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representation or warranty with respect to any statement contained in the Disclosure Package described as being provided by the Placement Agents in Section 8(iii).

(i)            Each Issuer Free Writing Prospectus (including, without limitation, any road show that is a free writing prospectus under Rule 433 under the Act), as of the Applicable Time, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company make no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus (A) in reliance upon and in conformity with information concerning a Placement Agent and furnished in writing by such Placement Agent to the Company expressly for use in the Issuer Free Writing Prospectus, it being understood that the only such information furnished by or on behalf of any Placement Agent consists of the information described as such in Section 8(iii), or (B) that was not made explicitly by the Company, its Subsidiary (as defined below) or a director, officer or employee of the Company or its Subsidiary.  For the avoidance of doubt, in the case of any Issuer Free Writing Prospectus filed with the Commission pursuant to Rule 433(f)  under the Act, the representations contained in Sections 3(i)(i) and 3(i)(k) hereof shall not apply to statements contained in an article or other written communication published or distributed by media and reproduced in such Issuer Free Writing Prospectus, except to the extent such statements are directly attributable to a director, officer or employee of the Company or its Subsidiary and to the extent such statements are not otherwise clarified or corrected in such Issuer Free Writing Prospectus.

(j)            Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus required by the Rules and Regulations.  The Company has not made, and will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents. The Company has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed with the Commission pursuant to the Rules and Regulations.

(k)           There is no Issuer Free Writing Prospectus that includes any information that conflicts with the information contained in the Registration Statement, and any Preliminary Prospectus deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements (A) in the Registration Statement or any Preliminary Prospectus described in Section 8(iii) as being provided by the Placement Agents, or (B) in an Issuer Free Writing Prospectus that were not made explicitly by the Company, its Subsidiary or a director, officer or employee of the foregoing.

(l)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Disclosure Package and the Final Prospectus.  The Company is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, properties, consolidated financial position or results of operations of the Company and its Subsidiary taken as a whole (a “Material Adverse Effect”).  Complete and correct copies of the certificate of incorporation and of the bylaws of the Company and all amendments thereto have been made available to the Placement Agents, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

(m)          Following the Closing, the Company will have no subsidiaries, nor will it own a controlling interest in any entity, other than H.D.D. LLC (the “Subsidiary”) and The Wine Spies, LLC.  The Subsidiary has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of California.  The Subsidiary is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect.  Following the Closing, the equity interests of the Subsidiary to be issued to the Company pursuant to the Third Amended and Restated Operating Agreement of the Subsidiary, dated the date hereof (the “Operating Agreement”), will have been duly authorized and validly issued, will be fully paid and non-assessable and will be owned by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, voting trust or other defect of title whatsoever.

(n)           The issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and as of the Effective Date are not subject to any preemptive rights, rights of first refusal or similar rights.  The Company has an authorized, issued and outstanding capitalization as set forth in the Final Prospectus as of the dates referred to therein except to the extent that the Final Prospectus reflects the Company’s capitalization on a post-offering basis. The descriptions of the Shares and the Common Stock of the Company in the Disclosure Package and the Final Prospectus are complete and accurate in all material respects.  Except as set forth in the Disclosure Package and the Final Prospectus, the Company does not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

(o)           The Company has full legal right, power and authority to enter into (i) this Agreement, (ii) the Operating Agreement, (iii) the Tax Receivable Agreement, dated the date hereof, among the Company and each of the members of the Subsidiary (the “Tax Receivable Agreement”) and (iv) the Exchange Agreement, dated the date hereof, among the Company and each of the members of the Subsidiary (the “Exchange Agreement, and together with this Agreement, the Operating and Agreement and the Tax Receivable Agreement, the “Transaction Agreements”), and perform the transactions contemplated hereby and thereby.  Each of the Transaction Agreements has been authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(p)           The issuance and sale of the Company Shares have been duly authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights.  The Shares, when issued, will conform to the description thereof set forth in the Final Prospectus in all material respects.

(q)           The consolidated financial statements and the related notes included in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly, in all material respects, the financial condition of the Company and its consolidated Subsidiary as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with generally accepted accounting principles (“GAAP”) and comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.  No other financial statements or schedules of the Company, its Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement, the Disclosure Package and the Final Prospectus.  The pro forma financial statements contained in the Registration Statement, the Disclosure Package and the Final Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X, are based on reasonable assumptions and provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Disclosure Package and the Final Prospectus.  There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(r)           Burr Pilger Mayer, Inc. (the “Auditors”), who have reported on the consolidated financial statements and schedules described in Section 3(i)(q), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations and by the rules of the Public Accounting Oversight Board.

(s)           The Company is not an “ineligible issuer” as defined under Rule 405 under the Act, and the Company has paid the registration fee for this offering as required under the Act or will pay such fees within the time period required by the Act.

(t)            The Company maintains an audit committee that meets the listing standards of The Nasdaq Capital Market for companies whose stock is listed on that exchange, the Act, the Exchange Act and the Rules and Regulations that will be applicable to it on the Closing Date.

(u)           The Company is, and at the Closing Date will be, in compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended (“SOX”), that are applicable to it at such time.  The Company and its Subsidiary maintain a system of internal controls, including, but not limited to, disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act), internal controls over accounting matters and financial reporting (as defined in Rule 13a-15(f) under the Exchange Act), and legal and regulatory compliance controls (collectively, “Internal Controls”) sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorization; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management’s general or specific authorization; (4) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (5) material information relating to the Company and its Subsidiary is made known to the Company’s principal executive officer and principal financial officer by others within those entities and such Internal Controls are effective.  The Internal Controls are, or upon consummation of the offering of the Shares will be overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with the Exchange Act and the rules promulgated thereunder.  Except as disclosed in the Disclosure Package and the Final Prospectus, there is no significant deficiency, material weakness, change in Internal Controls or fraud involving management or other employees who have a role in Internal Controls (each, an “Internal Control Event”), or any violation of, or failure to comply with the Act, Exchange Act, the Rules and Regulations, or the provisions of SOX that are applicable to the Company, or any matter which, if determined adversely, would have a Material Adverse Effect.  A member of the Audit Committee has confirmed to the principal executive officer or principal financial officer that, except as set forth in the Disclosure Package and the Final Prospectus, the Audit Committee is not reviewing or investigating, and the Auditors have not recommended that the Audit Committee review or investigate, (A) adding to, deleting, changing the application of, any of the Company’s material accounting policies, (B) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years, or (C) any Internal Control Event that is not disclosed in the Disclosure Package and the Final Prospectus.

(v)           Since the date of the most recent consolidated financial statements of the Company included in the most recent Preliminary Prospectus and prior to Closing, other than the re-organization of the Company and the Subsidiary into an “Up-C” structure or otherwise as described in the Final Prospectus (A) there has not been and will not have been any change in the capital stock of the Company or long-term debt of the Company or its Subsidiary or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, properties, consolidated financial position or results of operations of the Company and its Subsidiary, taken as a whole (a “Material Adverse Change”) and (B) neither the Company nor its Subsidiary has sustained or will sustain any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Disclosure Package and the Final Prospectus.

(w)           Since the date as of which information is given in the most recent Preliminary Prospectus, neither the Company nor its Subsidiary has entered or will before the Closing enter into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiary taken as a whole or incurred or will incur any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiary taken as a whole.

(x)            Each of Company and its Subsidiary has good, valid and marketable title to all items of real property and good and valid title to all personal property described in the Disclosure Package and the Final Prospectus as being owned by it, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiary or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Any real property described in the Disclosure Package and the Final Prospectus as being leased by the Company or its Subsidiary that is material to the business of the Company and its Subsidiary taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiary or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(y)           The Company is not, nor upon completion of the transactions contemplated herein will it be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(z)           There are no material legal, governmental or regulatory actions, suits or proceedings pending, nor, to the Company’s knowledge, any material legal, governmental or regulatory investigations, to which the Company or its Subsidiary is a party or to which any property of the Company or its Subsidiary is the subject and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(aa)         Each of Company and its Subsidiary has, and at the Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on their respective business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, (2) complied with all laws, regulations and orders applicable to either it or its business, except where the failure to so comply would not be reasonably expected to have a Material Adverse Effect, and (3) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected, except where such default would not be reasonably expected to have a Material Adverse Effect, and, to the Company’s knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder.  The Company and its Subsidiary are not in violation of any provision of their respective organizational or governing documents.

(bb)           Subject to notice of issuance by The Nasdaq Capital Market, all consents, authorizations, approvals and orders required in connection with this Agreement have been obtained.

(cc)           Neither the execution of the Transaction Agreements, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein or therein, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its Subsidiary pursuant to the terms of any contract or other agreement to which the Company or its Subsidiary may be bound or to which any of the property or assets of the Company or its Subsidiary is subject; nor will such action result in any violation of (1) the provisions of the organizational or governing documents of the Company or its Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or its Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or its Subsidiary, except, other than with respect to clause (1) above, such conflicts, breaches, defaults, or violations as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

(dd)           There is no document or agreement of a character required to be described in the Disclosure Package and the Final Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.  All such agreements to which the Company or the Subsidiary is a party have been authorized, executed and delivered by the Company or the Subsidiary, constitute valid and binding agreements of the Company or the Subsidiary, and are enforceable against the Company or the Subsidiary in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.  None of these contracts have been suspended or terminated for convenience or default by the Company or the Subsidiary or any of the other parties thereto, and the Company or the Subsidiary has not received notice of any such pending or threatened suspension or termination.

(ee)           The Company and its directors, officers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Stock.

(ff)            No holder of securities of the Company has rights to the registration of any securities of the Company as a result of the filing of the Registration Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Disclosure Package and the Final Prospectus.

(gg)           The Company is not involved in any material labor dispute nor is any such dispute known by the Company to be threatened.

(hh)           The business and operations of the Company and its Subsidiary have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans or authorizations relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor its Subsidiary has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, material liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(ii)             Except as disclosed in the Disclosure Package and the Final Prospectus, (1) the Company and its Subsidiary owns or has obtained valid and enforceable licenses or options for the inventions, patent applications, patents, trademarks (both registered and unregistered), trade names, service marks, trademarks, copyrights and now-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of its business as currently conducted or proposed to be conducted (collectively, the “Intellectual Property”) except where the failure to own such Intellectual Property would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and (2) (A) there are no third parties who have any ownership rights to any Intellectual Property that is owned by, or has been licensed to, the Company or its Subsidiary for the products described in the Disclosure Package and the Final Prospectus that would preclude the Company or its Subsidiary from conducting its business as currently conducted or proposed to be conducted and would be reasonably expected to have a Material Adverse Effect, except for the ownership rights of the owners of the Intellectual Property licensed or optioned by the Company or a Subsidiary under valid written license agreements which have been made available to the Placement Agents; (B) there are currently no sales of any products that would constitute an infringement by third parties of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (C) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the rights of the Company or its Subsidiary in or to any Intellectual Property owned, licensed or optioned by the Company or its Subsidiary; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any Intellectual Property owned, licensed or optioned by the Company or its Subsidiary, other than non-material actions, suits, proceedings and claims; and (E) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company’s or its Subsidiary activities infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, other than non-material actions, suits, proceedings and claims.

(jj)             Except as would not have, individually or in the aggregate, a Material Adverse Effect, each of the Company and its Subsidiary (1) has timely filed all Federal, state, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from such entity, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest.  There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or its Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect.

(kk)           On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ll)             The Company and its Subsidiary are insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company, its Subsidiary or their respective businesses, assets, employees, officers and directors are in full force and effect; and there are no claims by the Company or its Subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor its Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor its Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially greater than the current cost.  The Company has obtained director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering.

(mm)         Neither the Company nor its Subsidiary, nor to the knowledge of the Company, any director, officer, agent or employee of either the Company or its Subsidiary has directly or indirectly, (1) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977 or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(nn)           The operations of the Company and its Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(oo)           Neither the Company nor its Subsidiary nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or its Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(pp)           The Company has not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus to which the Placement Agents have consented.

(qq)           The Company has no employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

(rr)             No relationship, direct or indirect, exists between or among the Company or its Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its Subsidiary, on the other, which is required by the Act to be disclosed in the Disclosure Package and the Final Prospectus and is not so disclosed.

(ss)           The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(tt)             There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(uu)           Any third party statistical and market related data included in the Disclosure Package and the Final Prospectus are based on or derived from sources that the Company believes to be reliable and accurate.

(vv)           Except as disclosed in the Disclosure Package and the Final Prospectus, there are no affiliations with the Financial Industry Regulatory Authority, Inc. (“FINRA”) among the Company’s directors, officers or, to the knowledge of the Company, any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(ww)           Except as disclosed in the Disclosure Package and the Final Prospectus, there are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members. Except as disclosed in the Disclosure Package and the Final Prospectus, the Company has not directly or indirectly, including through its Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Registration Statement.  No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described in the Disclosure Package and the Final Prospectus that is not so described.

(ii)           Each Selling Stockholder severally, and not jointly, represents and warrants to, and agrees with, the several Placement Agents that:

(a)           Such Selling Stockholder has and on the Closing Date will have (i) valid and unencumbered title to the Selling Stockholder Shares to be delivered by such Selling Stockholder on the Closing Date, free of any “adverse claim” (within the meaning of Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “New York UCC”)); and upon payment for the Selling Stockholder Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Selling Stockholder Shares, as directed by the Placement Agents, to the DTC or its agent, registration of such Selling Stockholder Shares in the name of Cede & Co. (“Cede”) or such other nominee as may be designated by DTC and the crediting of such Selling Stockholder Shares on the books of DTC to securities accounts of the Placement Agents (assuming that no such Placement Agent has notice of any “adverse claim” (within the meaning of Section 8-105 of the New York UCC) to such Selling Stockholder Shares), (A) under Section 8-501 of the New York UCC, the Placement Agents will acquire a valid security entitlement with respect to such Selling Stockholder Shares and (B) no action based on an “adverse claim,” within the meaning of Section 8-102 of the New York UCC, to such Selling Stockholder Shares may be asserted against the Placement Agents with respect to such security entitlement.

(b)           No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by such Selling Stockholder for the execution, delivery and performance of this Agreement, by such Selling Stockholder and the consummation of the transactions contemplated hereby, except such as have been obtained and made and such as may be required under state securities laws;

(c)           The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over such Selling Stockholder or any of its properties or any agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the properties of any Selling Stockholder is subject.

(d)           (1) At each of the Effective Date, the date of this Agreement, and the Closing Date, the Registration Statement conformed and will conform in all material respects to the applicable requirements of the Act, and (2) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) under the Act and on the Closing Date, the Final Prospectus will conform in all material respects to the applicable requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the Registration Statement or the Final Prospectus are based on written information concerning such Selling Stockholder furnished to the Company by such Selling Stockholder specifically for use therein (any written information concerning any Selling Stockholder furnished to the Company by such Selling Stockholder specifically for such use being referred to as the “Selling Stockholder Information”).

(e)           As of the Applicable Time, neither (1) the Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Preliminary Prospectus, nor (ii) any Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence with respect to any Selling Stockholder applies only to the extent that any statements in or omissions from the Issuer Free Writing Prospectus(es) or Disclosure Package are based on Selling Stockholder Information.

(f)            All Selling Stockholder Information contained in any Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that such Selling Stockholder notified or notifies the Company and the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Disclosure Package. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Selling Stockholder Information, if republished immediately following such event or development, conflicted or would conflict with the information then contained in the Disclosure Package or as a result of which such Selling Stockholder Information would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, such Selling Stockholder has promptly notified or will promptly notify the Company and The Representative and will provide the Company with all necessary information so as to correct such untrue statement or omission.

(g)            There are no material agreements or arrangements relating to the Company or its Subsidiary to which such Selling Stockholder is a party, which are required to be described in the Disclosure Package and the Final Prospectus or to be filed as exhibits thereto that are not so described or filed.

(h)           The sale of the Selling Stockholder Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company or its Subsidiary that is not set forth in the Disclosure Package and the Final Prospectus.

(i)            This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

(j)            There are no contracts, agreements or understandings between such Selling Stockholder and any person that would give rise to a valid claim against such Selling Stockholder or any Placement Agent for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Selling Stockholder Shares.

(k)           Such Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Selling Stockholder Shares.

(l)            Such Selling Stockholder has duly executed and delivered to the Company, for further delivery to the Placement Agents, a Lock-up Agreement in the form attached hereto as Exhibit A.

4.           Agreements of the Company.  The Company covenants and agrees with the Placement Agents as follows:

(i)            The Registration Statement has become effective, and if Rule 430A under the Act is used or the filing of the Final Prospectus is otherwise required under Rule 424(b) under the Act, the Company will file the Final Prospectus (properly completed if Rule 430A under the Act has been used), subject to the prior approval of the Placement Agents, pursuant to Rule 424(b) under the Act within the prescribed time period and will provide a copy of such filing to the Placement Agents promptly following such filing.

(ii)           The Company will not, during such period as the Final Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rule 172 under the Act or any similar rule), file any amendment or supplement to the Registration Statement or the Final Prospectus unless a copy thereof shall first have been submitted to the Placement Agents within a reasonable period of time prior to the filing thereof and the Placement Agents shall not have reasonably objected thereto in good faith.

(iii)          The Company will notify the Placement Agents promptly, and will, if requested, confirm such notification in writing, (1) when any post-effective amendment to the Registration Statement becomes effective; (2) of any request by the Commission for any amendments to the Registration Statement or any amendment or supplements to the Final Prospectus or any Issuer Free Writing Prospectus or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the effectiveness of the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Registration Statement or the Final Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the Final Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction.  If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement in connection with the offering contemplated hereby or in connection with sales of Common Stock pursuant to market making activities by The Representative, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment.  If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A under the Act, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agents promptly of all such filings.

(iv)           If, at any time when the Final Prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), the Company becomes aware of the occurrence of any event as a result of which the Final Prospectus, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Placement Agents, at any time to amend or supplement the Final Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agents and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Final Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agents, without charge, such number of copies thereof as the Placement Agents may reasonably request.  The Company consents to the use of the Final Prospectus or any amendment or supplement thereto by the Placement Agents, and the Placement Agents agree to provide to each Investor, prior to the Closing, a copy of the Final Prospectus and any amendments or supplements thereto.

(v)            The Company will furnish to the Placement Agents and their counsel, without charge (a) one conformed copy of the Registration Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as a prospectus relating to the Shares is required to be delivered under the Act (whether physically or through compliance with Rule 172 under the Act or any similar rule), as many copies of each Issuer Free Writing Prospectus, Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto as the Placement Agents may reasonably request.

(vi)           The Company will comply with all the undertakings contained in the Registration Statement.

(vii)          The Company will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Placement Agents.

(viii)         The Company will retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed, and timely file and include the appropriate legends as required by the Rules and Regulations.  The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show.

(ix)            The Company will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Prospectus under the caption “Use of Proceeds.”

(x)            Prior to the sale of the Shares to the Investors, the Company will cooperate with the Placement Agents and their counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agents may reasonably request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

(xi)           The Company will use its best efforts to cause the Shares to be listed for trading on The Nasdaq Capital Market at the time of the Closing.

(xii)           The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(xiii)          The Company will notify promptly the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the period when a prospectus relating to the Shares is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) and (b) completion of the Lock-Up Period.

(xiv)          If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; and (iii) supply any amendment or supplement to the Representative in such quantities as may be reasonably requested.

(xv)           The Company will not, directly or indirectly, without the prior written consent of the Placement Agents, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, (the “Lock-Up Securities”) for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), except with respect to (i) the issuance of shares of Common Stock upon the exercise of stock options outstanding as of the date hereof, and (ii) the issuance of shares of Common Stock or stock options under any benefit plan of the Company existing on the date hereof, and described in the Final Prospectus.

(xvi)          The Company agrees that if the Representative agrees to waive or release any officer or director of the Company from the lock-up restrictions in the letter agreements delivered pursuant to Section 7(xiii), the Company will announce the impending release or waiver by press release through a major news services at least two business days before the effective date of such release or waiver.

5.           Agreements of the Placement Agents.  The Placement Agents severally, and not jointly, agree that they shall not include any “issuer information” (as defined in Rule 433 under the Act) in any “free writing prospectus” (as defined in Rule 405 under the Act) used or referred to by such Placement Agent without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Company with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” (as defined in Rule 433 under the Act) used in this Section 5 shall not be deemed to include information prepared by such Placement Agent on the basis of or derived from issuer information.

6.           Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company and the Selling Stockholders under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, any Issuer Free Writing Prospectus, each Preliminary Prospectus, the Final Prospectus and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Company, (ii) the preparation and delivery of certificates representing the Shares, (iii) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Final Prospectus and any Preliminary Prospectus or Issuer Free Writing Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the direct placement of the Shares and market making activities of the Representative, (iv) all fees and expenses in connection with listing the Shares on The Nasdaq Capital Market including any supplemental listing application, (v) any filings required to be made by the Placement Agents with FINRA, and the fees, disbursements and other charges of counsel for the Placement Agents in connection with any required review by FINRA, (vi) fees, disbursements and other charges of counsel to the Company, (vii) any fees and expenses associated with any Written Testing the Waters Communications, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Placement Agents, and (ix) fees and disbursements of the Accountants incurred in delivering the letter(s) described in Section 7(vii) of this Agreement.  Each Selling Stockholder covenants and agrees with the Company and the several Placement Agents that such Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (a) any fees and expenses of counsel for the Selling Stockholders, and (b) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Investors.  Except as provided in this Section 6, it is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares.

7.             Conditions of the Obligations of the Placement Agents.  The obligations of the Placement Agents hereunder are subject to the following conditions:

(i)             (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus or the Final Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agents and the Placement Agents did not object thereto in good faith.

(ii)            Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Disclosure Package and the Final Prospectus and (b) the Company shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Disclosure Package and the Final Prospectus, if in the reasonable judgment of the Placement Agents any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors as contemplated hereby.

(iii)           Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Placement Agents, would reasonably be expected to have a Material Adverse Effect.

(iv)           Each of the representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct at the Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company and the Selling Stockholders and all conditions herein contained to be fulfilled or complied with by the Company and the Selling Stockholders at or prior to the Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v)            The Representative shall have received an opinion and negative assurance letter, each dated the Closing Date of Morrison & Foerster LLP, as counsel to the Company, in form and substance reasonably satisfactory to the Representative.

(vi)           The Representative shall have received an opinion, dated the Closing Date, of K&L Gates LLP, as counsel to the Placement Agents, in form and substance reasonably satisfactory to the Representative.

(vii)          On the date hereof and on the Closing Date, the Representative shall have received a letter from the Auditor addressed to the Placement Agent confirming that it is an independent public accountant within the meaning of the Act and is in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to the Placement Agents concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(viii)         At the Closing Date, there shall be furnished to the Representative a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative to the effect that each signer has carefully examined the Registration Statement, the Final Prospectus and the Disclosure Package, and that to each of such person’s knowledge:

(a)           (1) As of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) neither the Final Prospectus nor the Disclosure Package contains any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein not untrue or misleading in any material respect.

(b)           Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c)           Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d)           No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Rule 462(b) Registration Statement (if any) satisfying the requirements of Rules 462(b)(1) and (3) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee.

(e)           Subsequent to the date of the most recent financial statements in the Final Prospectus, there has been no Material Adverse Change.

(ix)           At the Closing Date, there shall be furnished to the Representative a certificate, dated the date of its delivery, signed by each of the Selling Stockholders, in form and substance satisfactory to the Representative to the effect that (a) each of the representations and warranties of such Selling Stockholder contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality and (b) each of the covenants required herein to be performed by such Selling Stockholder on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by such Selling Stockholder on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(x)            The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representative such certificates, in addition to those specifically mentioned herein, as the Representative may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Final Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company or the Selling Stockholders as to the performance by the Company or the Selling Stockholders, as the case may be, of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agents.

(xi)           The Representative shall have received the letters substantially in the form of Exhibit A attached hereto from each director, officer and stockholder of the Company named in Schedule 3 hereto.

(xii)          The Shares shall have been approved for quotation upon notice of issuance on The Nasdaq Capital Market.

(xiii)          On or after the Applicable Time there shall not have occurred any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT or the Nasdaq Stock Market LLC; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Representative makes it impracticable to proceed with the initial public offering or the delivery of the Shares being delivered at the Closing Date on the terms and in the manner contemplated in the Final Prospectus.

8.             Indemnification.

(i)           The Company shall indemnify and hold harmless each Placement Agent, its directors, officers, employees and agents and each person, if any, who controls any Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (a) any untrue statement or alleged untrue statement made by the Company in Section 3(i) of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Prospectus, the Registration Statement or the Final Prospectus or any amendment or supplement thereto, (2) any Issuer Free Writing Prospectus or any amendment or supplement thereto, or (3) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405 under the Act) by any Placement Agent, or (c) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Indemnified Party through the Representative expressly for inclusion in the Registration Statement, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (iii) below.  This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(ii)           Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Indemnified Party from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which such Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, liabilities expenses or damages (or actions, suits or proceedings in respect thereof) arise out of or are based upon (a) any untrue statement or alleged untrue statement made by a Selling Stockholder in Section 3(ii) of this Agreement, (b) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Prospectus, the Registration Statement or the Final Prospectus or any amendment or supplement thereto, (2) any Issuer Free Writing Prospectus or any amendment or supplement thereto, (3) any Permitted Issuer Information used or referred to in any “free writing prospectus” by any Placement Agent or (c) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Final Prospectus or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or in any Permitted Issuer Information, in reliance upon and in conformity with the Selling Stockholder Information furnished to the Company by such Selling Stockholder; provided, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Final Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Indemnified Party through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (iii) below.  The liability of each Selling Stockholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the total gross proceeds from the offering of the Selling Stockholder Shares purchased under the Agreement received by such Selling Stockholder.  This indemnity agreement will be in addition to any liability which the Selling Stockholders may otherwise have.

(iii)          Each Placement Agent will severally and not jointly indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or each Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Placement Agent through the Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.  The Company and the Selling Stockholders acknowledge that, for all purposes under this Agreement, the statements set forth in (A) the section entitled “The OpenIPO Auction Process” and (B) the eighth, ninth, twelfth and thirteenth paragraphs in the section entitled “Plan of Distribution,” in each case in the Disclosure Package and the Final Prospectus, constitute the only information relating to the Placement Agents furnished in writing to the Company by the Placement Agents expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Final Prospectus.

(iv)           Promptly after receipt by an indemnified party under subsection (i), (ii) or (iii) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(v)            If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (i), (ii) or (iii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Placement Agents on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (iv) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Placement Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholders on the one hand and the Placement Agents on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total Placement Fee received by the Placement Agents, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Placement Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, each of the Selling Stockholders and the Placement Agents agree that it would not be just and equitable if contribution pursuant to this subsection (v) were determined by pro rata allocation (even if the Placement Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (v). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (v) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (v), no Placement Agent shall be required to contribute any amount in excess of the Placement Fee applicable to the Shares. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Placement Agents’ obligations in this subsection (v) to contribute are several in proportion to their respective obligations and not joint.

9.             Termination.

(i)            The obligations of the Placement Agents under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Representative, without liability on the part of the Placement Agents to the Company or the Selling Stockholders if, prior to delivery and payment for the Shares, in the sole judgment of the Representative: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Representative, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading in the Shares or any securities of the Company has been suspended or materially limited by the Commission or trading generally on the New York Stock Exchange, Inc., NYSE MKT or the Nasdaq Stock Market LLC has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (d) a banking moratorium has been declared by any state or Federal authority; or (e) in the judgment of the Representative, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiary considered as a whole, whether or not arising in the ordinary course of business.

(ii)           If this Agreement shall be terminated pursuant to any of the provisions hereof, or if the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Placement Agents set forth herein is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or comply with any provision hereof, the Company will, subject to demand by the Placement Agents, reimburse the Placement Agents for all out-of-pocket expenses incurred in connection herewith.

10.           Notices.  Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i) if to the Company or the Selling Stockholders at the office of the Company, 5610 Dry Creek Road, Healdsburg, California 95448, Attention: Chief Executive Officer, with copies to Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104, Attention: Anna T. Pinedo, or (ii) if to the Placement Agents, at the office of W.R. Hambrecht + Co., LLC, Pier 1, Bay 3, San Francisco, California 94111, Attention: Creighton Reed, with copies to K&L Gates LLP, 1 Park Plaza, Twelfth Floor, Irvine, California 92614, Attention: Gary Kocher and Michael Hedge.  Any such notice shall be effective only upon receipt.  Any notice may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11.           Survival.  The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Selling Stockholders and the Placement Agents set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Stockholders, the Placement Agents or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares.  The respective agreements, covenants, indemnities and other statements set forth in Sections 7 and 9 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12.           Qualified Independent Underwriter.  The Company and the Selling Stockholders hereby confirm their engagement of CS Capital Advisors, LLC as, and CS Capital Advisors, LLC hereby confirms its agreement with the Company and the Selling Stockholders to render services as, a “qualified independent underwriter” within the meaning of FINRA Rule 5121 with respect to the offering and sale of the Shares.  CS Capital Advisors, LLC, solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the “QIU.” As compensation for the services of the QIU hereunder, the Company agrees to pay the QIU $200,000 on the Closing Date.  The Company and the Selling Shareholders will severally and not jointly indemnify and hold harmless the QIU, its directors, officers, employees and agents and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which the QIU may become subject, under the Act, the Exchange Act, other federal or state statutory laws or regulations or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon the QIU’s acting (or alleged failing to act) as such “qualified independent underwriter,” and will reimburse the QIU for any legal or other expenses reasonably incurred by the QIU in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

13.           Successors.  This Agreement shall inure to the benefit of and shall be binding upon the Placement Agents, the Company, the Selling Stockholders and their respective successors and legal Representative, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 9(i), (ii) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agents and any person or persons who control the Placement Agents within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 9(iii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act.   No purchaser of Shares shall be deemed a successor because of such purchase.

14.           Representative.  The Representative will act for the several Placement Agents in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representative will be binding upon all the Placement Agents.

15.           Absence of Fiduciary Relationship.  The Company acknowledges and agrees that: (a) the Placement Agents have been retained solely to act as placement agents in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Placement Agents has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Placement Agents has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Placement Agents and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Placement Agents and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Placement Agents have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Placement Agents are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of itself and not on behalf of the Company; and (e) the Company waives to the fullest extent permitted by law, any claims it may have against the Placement Agents for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Placement Agents shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.           Applicable Law.  The validity and interpretations of this Agreement, and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

17.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Entire Agreement.  This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Placement Agents, this Agreement and such acceptance hereof shall constitute a binding agreement among each of the Placement Agents, the Company and each of the Selling Stockholders.

Very truly yours,

TRUETT-HURST, INC.

By:
Name:
Title:

SELLING STOCKHOLDERS NAMED IN
SCHEDULE 2 TO THIS AGREEMENT

THE HURST FAMILY REVOCABLE TRUST dated August 1, 2004

By:
Phillip L. Hurst, Co-Trustee

By:
Sylvia M. Hurst, Co-Trustee

THE DOLAN 2005 FAMILY TRUST U/T/D dated August 24, 2005

By:
Heath E. Dolan, Trustee

THE DOLAN 2003 FAMILY TRUST U/T/A dated June 5, 2003

By:
Paul E. Dolan, III, Trustee

[Signatures continue on next page]

Virginia Marie Lambrix

Forrester Hambrecht

Mark De Meulenaere

Anna Schweizer

Accepted as of the date hereof on behalf of each of the Placement Agents:

W.R. HAMBRECHT + CO., LLC

By:
Name:
Title:

SCHEDULE 1

ISSUER FREE WRITING PROSPECTUSES

Issuer Free Writing Prospectus, dated March 11, 2013 (video transcript)

Issuer Free Writing Prospectus, dated March 18, 2013 (investor presentation)

Issuer Free Writing Prospectus, dated March 20, 2013 (letter)

SCHEDULE 2

LIST OF SELLING STOCKHOLDERS

SELLING STOCKHOLDER	SHARES TO BE SOLD IN THE OFFERING
Philip L. Hurst
Heath E. Dolan
Paul E. Dolan, III
Virginia Marie Lambrix
Forrester Hambrecht
Mark De Meulenaere
Anna Schweizer

SCHEDULE 3

Philip L. Hurst
Heath E. Dolan
Paul E. Dolan, III
Virginia Marie Lambrix
Forrester Hambrecht
Mark De Meulenaere
Anna Schweizer
William R. Hambrecht
Daniel A. Carroll
Barrie Graham
John D. Fruth
James F. Verhey
James D. Bielenberg

SCHEDULE 4

LIST OF PLACEMENT AGENTS

WR Hambrecht + Co., LLC
CS Capital Advisors, LLC
Sidoti & Company, LLC

SCHEDULE 5

PRICING INFORMATION

SCHEDULE 6

TESTING THE WATERS COMMUNICATIONS

EXHIBIT A

Form of Lock-Up Agreement

______ __, 2013

W.R. Hambrecht + Co., LLC
as Representative of the several Placement Agents
c/o W.R. Hambrecht + Co., LLC
Pier 1, Bay 3
San Francisco, California 94111

Ladies and Gentlemen:

The undersigned understands that you, as representative (the “Representative”), propose to enter into a Placement Agency Agreement (the “Placement Agency Agreement”) on behalf of the several Placement Agents named in Schedule 4 to such agreement (collectively, the “Placement Agents”), with Truett-Hurst, Inc., a Delaware corporation (the “Company”), providing for a public offering of shares (the “Shares”) of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”).

In consideration of the agreement by the Placement Agents to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (collectively the “Undersigned’s Shares”).  The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Placement Agency Agreement.

If the undersigned is an officer or director of the Company, (i) the Representative agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representative will notify the Company of the impending release or waiver, and (ii) the Company will agree in the Placement Agency Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the undersigned, (iv) if the undersigned is a trust, transfers to the beneficiary of such trust, (v) transfers by testate succession or intestate succession , [or ](vi) with the prior written consent of the Representative on behalf of the Placement Agents [or (vii) in the initial public offering pursuant to the terms of the Placement Agency Agreement]1; provided, in the case of clauses (i)-(v), that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Placement Agents to be bound by the terms of this Lock-Up Agreement, and (z) no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer.  For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, nor more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Shares issued upon such exercise, or (ii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; provided that no sales of the Undersigned’s Shares shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

1 To be included in Lock-Up Agreements for Selling Stockholders only.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute and additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-Up Agreement shall automatically terminate upon the earlier to occur, if any, of (a) the date that the Company advises the Representative, in writing, prior to the execution of the Placement Agency Agreement, that it has determined not to proceed with the offering, or (b) termination of the Placement Agency Agreement before the closing of the offering. Notwithstanding the foregoing, in the event that the offering is not consummated on or before July 31, 2013, this Lock-Up Agreement shall terminate and its provisions shall be of no further force and effect; provided that the Company may by written notice to the undersigned prior to July 31, 2013 extend such date for a period of up to an additional three months.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[signature page follows]

The undersigned understands that the Company and the Placement Agents are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Printed Name of Holder

By:
Signature

Printed Name of Person Signing

(and indicate capacity of person signing if signing as custodian, trustee, or on behalf of an entity)